Exhibit 99.21

MEETING OF SHAREHOLDERS

OF

Abcam plc

Discovery Drive

Cambridge Biomedical Campus

Cambridge CB2 0AX

United Kingdom (Registered in England & Wales under Company No. 03509322)

PROXY STATEMENT

SUPPLEMENT

DATED October 12, 2023

OF

Jonathan Milner

To Fellow Abcam Shareholders:

This Proxy Statement Supplement (this “Proxy Supplement”) updates the Proxy Statement of Jonathan Milner, dated September 28, 2023 (the “Proxy Statement”) and the WHITE Proxy Card provided therewith, previously furnished to shareholders (“Shareholders”) of Abcam plc (“Abcam” or the “Company”) in connection with the solicitation of proxies by Dr. Jonathan Milner (“Dr. Milner”) to oppose the proposed acquisition by Diadem Holdco Limited, a wholly owned indirect subsidiary of Danaher Corporation (NYSE: DHR) of the outstanding shares of Abcam (the “Shares”) for $24.00 per Share to be effected by means of a court-approved scheme of arrangement pursuant to the United Kingdom Companies Act 2006 (the “Companies Act”) (the “Proposed Transaction”) at meeting(s) of the Shareholders convened with the permission of the relevant courts in England and Wales under the Companies Act in connection with the Proposed Transaction, to be held at the offices of the Company’s solicitors, Latham & Watkins (London) LLP, at 99 Bishopsgate, London EC2M 3XF, United Kingdom on November 6, 2023 at 2:00 p.m. (UK Time) and any postponements or adjournments thereof (the “Court Meeting”).

ADS HOLDERS MAY SUBMIT THEIR VOTING INSTRUCTIONS NOW, AND MUST DO SO ON OR BEFORE 10:00 A.M. (EASTERN TIME) ON OCTOBER 31, 2023 TO ENSURE THEIR VOTES WILL BE COUNTED AT THE COURT MEETING. ORDINARY SHAREHOLDERS MAY DESIGNATE PROXIES NOW, AND THEIR DEADLINE IS 2:00 P.M. (UK TIME) ON NOVEMBER 2, 2023.

INSTRUCTIONS ABOUT HOW TO PROCEED ARE PROVIDED IN THIS DOCUMENT, AND SHOULD BE PROVIDED BY YOUR BROKER OR DEPOSITARY, AND ANY QUESTIONS YOU MAY HAVE ABOUT THE PROXY OR VOTING PROCESS CAN BE ADDRESSED BY DR. MILNER’S PROXY SOLICITOR, ALLIANCE ADVISORS LLC, WHOSE CONTACT INFORMATION IS PROVIDED BELOW.

YOU ARE ENCOURAGED TO ACT IMMEDIATELY.

If you have any questions or require any assistance in executing or delivering your proxy, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, New Jersey 07003

Shareholders in North America call: 877-777-8211

Shareholders outside North America call: 0800-102- 6998

By Email: focusabcam@allianceadvisors.com

Dr. Milner urges you to vote AGAINST the Proposed Transaction

The following information amends and/or extends information provided in the Proxy Statement. Capitalized terms not defined in this Proxy Supplement have the meanings given to them in the Proxy Statement.

1.	This supplement updates the disclosure in the first paragraph of the Proxy Statement regarding the date, time, and location of the Court Meeting as follows:

This Proxy Statement and the accompanying WHITE Proxy Card are being furnished to shareholders (“Shareholders”) of Abcam plc (“Abcam” or the “Company”) in connection with the solicitation of proxies by Dr. Jonathan Milner (“Dr. Milner”) to oppose the proposed acquisition by Diadem Holdco Limited, a wholly owned indirect subsidiary of Danaher Corporation (NYSE: DHR) of all of the outstanding shares of Abcam (the “Shares”) for $24.00 per Share to be effected by means of a court-approved scheme of arrangement pursuant to the United Kingdom Companies Act 2006 (the “Companies Act”) (the “Proposed Transaction”) at meeting(s) of the Shareholders convened with the permission of the relevant courts in England and Wales under the Companies Act in connection with the Proposed Transaction, to be held at the offices of the Company’s solicitors, Latham & Watkins (London) LLP, at 99 Bishopsgate, London EC2M 3XF, United Kingdom on November 6, 2023 at 2:00 p.m. (UK Time) and any postponements or adjournments thereof.

2.	This supplement updates the disclosure in the Proxy Statement section titled “Other Matters” to provide the updated ADS Record Date for the Court Meeting by replacing the last paragraph of that section of the Proxy Statement in its entirety with the following:

PLEASE NOTE THAT, IF YOUR SHARES ARE REPRESENTED BY AMERICAN DEPOSITARY SHARES AND HELD ON DEPOSIT BY CITIBANK, N.A. AS DEPOSITARY (THE “DEPOSITARY”), OR IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO HAVE YOUR VOTES CAST AT THE MEETING, YOU MUST OBTAIN, COMPLETE AND TIMELY RETURN A PROXY CARD ISSUED IN YOUR NAME OR COMPLY WITH OTHER VOTING INSTRUCTIONS PROVIDED BY THAT INTERMEDIARY BY NO LATER THAN 10:00 A.M. (EASTERN TIME) ON OCTOBER 31, 2023, OR IF THE COURT MEETING IS POSTPONED OR ADJOURNED, SUCH LATER DATE AS MAY BE NOTIFIED BY THE DEPOSITARY. IF YOU HOLD SUCH SHARES INDIRECTLY, YOU MUST RELY ON THE PROCEDURES OF THE BROKER, BANK OR OTHER NOMINEE OR INTERMEDIARY THROUGH WHICH YOU HOLD YOUR SHARES.

3.	This supplement updates the disclosure in the Proxy Statement section titled “Background to the Solicitation” with the addition of the following:

On September 28, 2023, Dr. Milner filed an amendment to his Schedule 13D which published his Proxy Statement and disclosed his publication of an open letter to shareholders, publicly urging shareholders to vote against the proposed acquisition of Abcam by Danaher Corporation.

On October 10, 2023, Dr. Milner filed an amendment to his Schedule 13D which disclosed the publication of an open letter to shareholders, which further detailed his opposition to the Proposed Transaction.

4.	This supplement updates the disclosure in the Proxy Statement section titled “Dr. Milner”, to update the disclosure regarding Dr. Milner’s beneficial ownership, by replacing the third paragraph in its entirety with the following:

Dr. Milner intends to vote all Shares held by him as of the ADS Record Date and the Company Record Date under his beneficial ownership AGAINST the Proposed Transaction. As set forth more fully under Annex A, Dr. Milner may be deemed to beneficially own, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), 14,173,902 Shares, representing approximately 6.16% of outstanding Shares, based upon the 230,151,118 Ordinary Shares as of October 2, 2023, as reported in Exhibit 99.2 of the Issuer’s Report of Foreign Private Issuer on Form 6-K Filed with the SEC on October 5, 2023. Dr. Milner is a trustee and signatory over shares held by a charitable trust, exercises investment discretion over and has authority to vote Shares beneficially owned by three certain limited liability companies. Dr. Milner disclaims beneficial ownership of Shares owned by his spouse except to the extent of his pecuniary interest in those Shares.

5.	This Supplement updates the disclosure in of the Proxy Statement section titled “HOW TO VOTE –Generally” by replacing that paragraph 1 in its entirety with the following:

At the Court Meeting, the Proposed Transaction will be approved by Scheme Shareholders (as defined in the Scheme Circular) if both: (i) a majority in number of Scheme Shareholders (as defined in the Scheme Circular) who vote (in person or by proxy) at the Court Meeting vote in favor of the Scheme; and (ii) Scheme Shares (as defined in the Scheme Circular) representing at least 75% in value of the total number of Schemes Shares (as defined in the Scheme Circular) voted (in person or by proxy) at the Court Meeting are voted in favour of the Proposed Transaction.

In addition to approval by Scheme Shareholders (as defined in the Scheme Circular) at the Court Meeting, approval of the Proposed Transaction will also require sanction by the Court. In considering whether to sanction the Proposed Transaction, the Court will consider whether there has been a sufficiently large (in the Court’s judgment) number of Scheme Shares (as defined in the Scheme Circular) included in the vote in favor of the Proposed Transaction to fairly represent the opinion of Scheme Shareholders (as defined in the Scheme Circular), in addition to whether the required majority (as described above), is obtained.

6.	This Supplement updates the disclosure in of the Proxy Statement section titled “HOW TO VOTE – Generally” by replacing paragraphs 5 and 6 in their entirety with the following:

Only holders of record of Ordinary Shares as of 6:30 p.m. on November 2, 2023 or, if the Court Meeting is adjourned, 6:30 p.m. on the day which is two days (excluding non-working days in the United Kingdom) before the day of such adjourned meeting (the “Company Record Date”) will be entitled to attend, speak and to vote at the Court Meeting and any adjournments, postponements or continuations thereof.

Only holders of ADSs as of 5:00 p.m. (Eastern Time) on October 2, 2023 (the “ADS Record Date”) are entitled to give instructions to the Depositary to vote their underlying Scheme Shares (as defined below) at the Court Meeting. ADS holders must provide their voting instructions by 10:00 a.m. (Eastern Time) on October 31, 2023, or if the Court Meeting is adjourned, such later date as may be notified by the Depositary.

7.	This Supplement updates the disclosure in of the Proxy Statement section titled “HOW TO VOTE – ADS Holders” by replacing Part 1 in its entirety with the following:

ADS Holders must:

1.

Mark, sign, date and lodge the enclosed WHITE Proxy Card (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarized copy of such power of attorney or other authority)), by returning the Proxy Card to the Depositary or your relevant bank, broker or other nominee (as applicable), in each case, in accordance with their instructions, by 10:00 a.m. (Eastern Time) on October 31, 2023 (the “ADS Instruction Date”) – each proxy properly tendered will, unless otherwise directed by the ADS Holder, be voted AGAINST the Proposed Transaction at the Court Meeting; or

8.	This Supplement updates the disclosure in of the Proxy Statement section titled “HOW TO VOTE – Direct Shareholders” by replacing Part 1 in its entirety with the following:

Ordinary Shareholders must:

1.	Mark, sign, date and lodge the enclosed WHITE Proxy Card (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarized copy of such power of attorney or other authority)), by delivering the proxy either by hand or by post, at the offices of Alliance Advisors, 205a High Street, West Wickham, Kent, United Kingdom, BR4 0PH, so as to be received by November 2, 2023 (the “Ordinary Share Instruction Date”) – each proxy properly tendered will, unless otherwise directed by the Shareholder, be voted AGAINST the Proposed Transaction at the Court Meeting;

9.	This Supplement updates the disclosure in of the Proxy Statement section titled “HOW TO VOTE – Revocation of Proxies – Indirect shareholders, including ADS Holders” by replacing paragraph 1 in its entirety with the following:

ADS Holders who have voted using the enclosed WHITE proxy card may revoke or change their proxy instructions by submitting, on or before 10:00 am (Eastern Time) on October 31, 2023, to the Depositary or your relevant bank, broker or nominee (as applicable) a properly executed, subsequently dated, and lodged proxy card that will revoke all prior voting instructions or proxy cards, including any proxy cards that you may have submitted to Abcam, the Depositary, or your relevant bank, broker or nominee (as applicable).

10.	This Supplement updates the disclosure in of the Proxy Statement section titled “Annex A - Dr. Milner’s Beneficial Ownership of Company Securities” by replacing paragraphs 1 in its entirety with the following:

As of the date of publication of this Proxy Supplement, Dr. Milner may be deemed to beneficially own, within the meaning of Rule 13d-3 under the Exchange Act, 14,173,902 Shares, representing approximately 6.16% of outstanding Shares. Percentages of outstanding Shares stated here are based upon the 230,151,118 Ordinary Shares as of October 2, 2023, as reported in Exhibit 99.2 of the Issuer’s Report of Foreign Private Issuer on Form 6-K Filed with the SEC on October 5, 2023. Dr. Milner personally holds 11,700,200 Ordinary Shares and 62,900 ADSs. Dr. Milner is a trustee and signatory over 33,453 ADSs held by a charitable trust, exercises investment discretion over and has authority to vote the 1,977,967 ADSs beneficially owned by three certain limited liability companies. Dr. Milner disclaims beneficial ownership over the 339,382 ADSs owned by his spouse except to the extent of his pecuniary interest in those Shares.

11.	This Supplement updates the disclosure in of the Proxy Statement section titled “Annex A – Summary Table” with the addition of the following:

Name	Date	Purchased/(Sold)
Dr. Jonathan Milner	29-Sept-2023	4,400
Dr. Jonathan Milner	29-Sept-2023	4,400
Dr. Jonathan Milner	02-Oct-2023	4,400
Dr. Jonathan Milner	09-Oct-2023	4,500

* * *

This Proxy Supplement should be read in conjunction with the Proxy Statement. Except as set forth above, this Proxy Supplement does not modify, amend, supplement, or otherwise affect the Proxy Statement.

ADS HOLDERS MAY SUBMIT THEIR VOTING INSTRUCTIONS NOW, AND MUST DO SO ON OR BEFORE 10:00 A.M. (EASTERN TIME) ON OCTOBER 31, 2023 TO ENSURE THEIR VOTES WILL BE COUNTED AT THE COURT MEETING. ORDINARY SHAREHOLDERS MAY DESIGNATE PROXIES NOW, AND THEIR DEADLINE IS 2:00 P.M. (UK TIME) ON NOVEMBER 2, 2023.

INSTRUCTIONS ABOUT HOW TO PROCEED ARE PROVIDED IN THIS DOCUMENT, AND SHOULD BE PROVIDED BY YOUR BROKER OR DEPOSITARY, AND ANY QUESTIONS YOU MAY HAVE ABOUT THE PROXY OR VOTING PROCESS CAN BE ADDRESSED BY DR. MILNER’S PROXY SOLICITOR, ALLIANCE ADVISORS LLC, WHOSE CONTACT INFORMATION IS PROVIDED BELOW.

YOU ARE ENCOURAGED TO ACT IMMEDIATELY.

If you have any questions or require any assistance in executing or delivering your proxy, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, New Jersey 07003

Shareholders in North America call: 877-777-8211

Shareholders outside North America call: 0800-102- 6998

By Email: focusabcam@allianceadvisors.com

Date: October 12, 2023

/s/ Jonathan Milner
Jonathan Milner